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                                                                       EXHIBIT 5
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American                             Group Master Application
   General                           Group Fixed and Variable Unallocated Annuity (GFVUA-400 and GFVUA-600
                                     --------------------------------------------------------------------------------------------
   Financial Group                    VALIC - The Variable Annuity Life Insurance Company
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APPLICANT                                                           REPLACEMENT
Name (exact legal):  County Name
                   ------------------------------------------       Is this a replacement of an existing annuity or life insurance contract?
-------------------------------------------------------------       [X] No  [_] Yes If yes. complete the following:

Mailing Address:     123 Main                                       Insured's Name: _______________________________________________
                ---------------------------------------------
                                                                    Policy Number(s): _____________________________________________
-------------------------------------------------------------
                                                                    Insurer's (Company) Name: _____________________________________
City:   Anywhere
      -------------------------------------------------------       AFFIRMATION STATEMENT
State:  USA               Zip Code:  12379
      ------------------            -------------------------       1. the Applicant represent that I have full authority to make this application and enter into the contract. It is understood
Telephone #:  717-222-1234                                          that annuity payments (and termination values, if any) provided
            -------------------------------------------------       by the contract applied for are variable and not guaranteed as to dollar amount when based on the investment experience of the
Tax I.D. #:   XX-XXXXXXX                                            Company's Separate Account. I understand that this application
            -------------------------------------------------       is for an annuity that contains a market value adjustment. Cash
TYPE OF QUALIFIED PLAN                                              withdrawals may be subject to this adjustment after the first contract year. The adjustment may increase or decrease the
[X]  Social Security Alternative Plan                               account values. I represent that all statements and answers made in the application are full, complete and true to the best
     [X] IRC Sec 401(a)                                             of my knowledge and belief. I have read and understand the
                                                                    Fraud Warning information provided on the back of this form.
     [_] IRC Sec 457(b)
                                                                    Annuity Payments or Surrender Values are variable when based on the investment experience of the Separate Account. They are
 [_] Special Pay Plan                                               not guaranteed as to dollar amount.

     [_] IRC Sec 401(a)                                             Dated at           Anywhere, USA
                                                                           --------------------------------------------------------
     [_] IRC Sec 403(b)                                                                  (City, State)
                                                                    01/05/2001
     [_] IRC Sec 457(b)                                             ---------------------------------------------------------------
                                                                    Date
[_]  Other:__________________________________________________
                                                                       /s/   John Doe
     Name of Plan: Plan Name                                        ---------------------------------------------------------------
                 --------------------------------------------       Applicant's Signature

ADDITIONAL INFORMATION/REQUESTS                                     County Representative
                                                                    ---------------------------------------------------------------
                                                                    Applicant's Title

                                                                    REPRESENTATIVE OF RECORD

_____________________________________________________________       No.:  12345                     Issue State (Abv): TX
                                                                         ---------------------                        --------------
_____________________________________________________________
                                                                    Region Code: 012
_____________________________________________________________                   -------------
                                                                    As representative I [_] do [X] do not have reason to believe
_____________________________________________________________       that replacement of existing life insurance or annuity may be involved.
_____________________________________________________________
                                                                                      John H. Smith
_____________________________________________________________       ----------------------------------------------------------------
                                                                            Print Licensed Agent/Registered Representative Name
_____________________________________________________________
                                                                                /s/   John Smith
_____________________________________________________________        ---------------------------------------------------------------
                                                                            Licensed Agent/Registered Representative Signature
_____________________________________________________________
                                                                    State License ID No.: XXXXX
                                                                                         ------------------------------------------

                                                                    Frank Smith /s/ Frank Smith                     01/05/2001
                                                                    ---------------------------               --------------------
                                                                           Principal Approval                           Date

                                                                    Date of Input: 01/05/2001    Week Ending:  01/05/2001
                                                                                   -----------                --------------------
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Information


FRAUD WARNING

In some states we are required to advise you of the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim or makes an incomplete or deceptive statement of a material fact may be guilty of insurance fraud.

Arkansas, North Dakota, South Dakota, Texas, and Washington Residents Only: Any person who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement commits insurance fraud which may be a crime and may subject the person to civil and criminal penalties.

District of Columbia, Colorado, Kentucky, and Pennsylvania Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents Only: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

Louisiana Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Virginia Residents Only: It is a crime to knowingly provide false incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment fines and denial of insurance benefits.

VALIC INFORMATION

2929 Allen Parkway
Houston TX 77019
Call 1-800-44-VALIC for client assistance

VALIC is a member of American General Financial Group, the marketing name and service mark owned and used by American General Corporation and its subsidiaries, including VALIC